

BIOFORCE NANOSCIENCES

BFNH
May 2007

Disclaimer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The written and verbal versions of this presentation contain forward-looking statements. These statements may address projections of our future financial performance, product and operation developments, acceptance of our products, value of our intellectual property, competition and other factors. In some cases, you will be able to identify these forward-looking statements by terminology such as "may," "will" "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or similar expressions.

Forward-looking statements discuss future events or conditions and not historical facts. They are our current expectations and should not be thought of as guarantees. They speak only as of the date we make them, and we make no assurances that we will update them to reflect change. Our actual results can differ materially from those contained in forward-looking statements due to a number of risk factors and uncertainties, some of which we discuss in our periodic filings with the U.S. Securities and Exchange Commission.

Introduction

Investment Overview

- Nanotechnology company with life science focus
- Experienced management team
- Product in the market: Nano eNabler™ system
- Rich pipeline of products and applications
- Strong track record: concept to commercialization
- Solid start to the year

History

1994 – 2007	Initial sales and brand recognition
1999 – 2006	Conception to production of Nano eNabler ™ system
1994 – 2007	Acquisition of grant ($6M) and investor ($10M) capital
2006	Reverse merger into public shell
2006	First 20 Nano eNabler ™ system placements in top tier locations
2006 – 2007	First 5 Nano eNabler ™ system sales (1 in Q1 ’06, 1 in Q4 ‘06, 3 in Q1 ’07)

Positioning


BFNH
Life Science
Nanotechnology
Nano eNabler
System
New
Opportunities

Current Products

The Nano eNabler ™ System

- Unique benchtop platform for printing extremely small amounts of bioactive materials
- Overcomes a fundamental obstacle
- Protected by BioForce held patents
- Potential to create ultraminiaturized biomedical devices for point of care, personalized medicine





Current Products

SPT ™ Surface Patterning Tools


Reservoir
Supporting Substrate
Cantilever
Microchannel
Opening Gap



- "Ink cartridges" for the Nano eNabler™ system
- BioForce formats SPTs in many configurations to enhance utility
- Patents pending give edge over competitors

Current Products

Competitive Landscape

Product Features	Speed	Reduced Clogging	Reliability	Multiplexing	1 to 20 µm	Biological Compatibility
Nano eNabler ™ system	✓	✓	✓	✓	✓	✓
Micro-contact printing	X	X	-	-	X	X
Nanopipettes	-	-	-	-	X	X
AFM nanolithography	-	X	X	-	X	-
Ink-jet printing	X	-	X	X	-	X

Current Products

Additional Revenue Generating Products

Sindex™ Chips

- Universal surface for molecular printing
- Precision patterned and indexed
- Surface chemistry applied by BioForce





ProCleaner Instrument

- Removes surface contamination
- Adds value to Nano eNabler™ system
- Useful in other areas

Model For Growth

Current Sales Plus Rich Product Pipeline

Increased Product Sales

- Strategy - placement to sale and direct sale
- Infrastructure - sales & marketing, support

R&D Portfolio: Future Revenue Opportunities

- In-house R&D
- Collaboration with Nano eNabler™ system users

Model For Growth

Nano eNabler™ System Sales

Sample Presale Placement (19)	Completed Sales (5)
Boston University	Russian Acad. Biomed. Sci. (Q1 '06)
Cornell University	Harvard Medical School (Q4 '06)
Georgia Tech University	NNI (Italy) (Q1 '07)
UC Irvine	Limerick (Ireland) (Q1 '07)
Johns Hopkins	Louisiana Tech (Q1 '07)
UC San Francisco	
MIT	
University of Rochester	
University of Toronto	

Model For Growth

Sales Goals

- **2007**
  - Convert placement program Nano eNabler™ systems
  - Direct (non-placement) sales
  - Place additional systems in key locations

- **2008**
  - Sell 40 Nano eNabler systems

Model For Growth

Production

- Current production capacity = 150 Nano eNabler ™ systems per year
- 150 x $147,000 = $22M annual revenue capacity
- Production can scale as needed

Model For Growth

Nano eNabler™ Market

Segments	Size
Researchers in industry and academia	Estimated 2,000 research sites ($300M)
Government agencies	TBD
Production (pharma, diagnostics)	TBD

Model For Growth

R&D In-House Opportunities

Company R&D creates value in key areas such as molecular diagnostics, point of care personalized medicine and drug discovery.



ViriChip™ Platform

Nondestructive detection and identification of whole virus particles (US Pat. No. 6,897,015)



FAST™ (Force Assessment Screening Technology)

Drug discovery by direct force measurement



Chip-On-A-Tip™

Cancer biomarker screening using four cells

Model For Growth

R&D Collaboration Opportunities

Collaborations with placement partners create commercialization opportunities in key areas such as:



Cancer Cell Biology & Information Theory

Cancer cells growing on artificial substrates created using the Nano eNabler™ system. Courtesy of Dr. Jan Hoh, Johns Hopkins Medical School.



Nanobiosensors

Novel biosensor coupled to an array of antibodies using the Nano eNabler™ system. Courtesy of Dr. Jan Hoh, Johns Hopkins Medical School.



"Smart" Bandages

Prototype smart bandage impregnated with biological material using the Nano eNabler™ system, courtesy of Dr. Lisa De Louise, University of Rochester Medical School.

Model For Growth

Scientific Applications – Methods for Creating Value

In-house developed applications

- In licensing/sale of intellectual property
- Commercialization

Collaboration with Nano eNabler system users

- Contractual rights with five sites for licensing, first right of refusal of applications
- Practical opportunity for collaboration with others

Management

- **Eric Henderson, Ph.D., Founder and CEO**
  - 28 years molecular biology, 17 years nanotechnology
  - 94 peer reviewed scientific publications
  - $6M grant funds raised for BioForce
  - 8 U.S. patents awarded
- **Kerry Frey, COO**
  - 30 years mgmt/ops experience in medical device, pharmaceutical and healthcare
  - Multiple startups
  - 20 years Johnson & Johnson, including VP Sales & Marketing for Hospital Services
- **Greg Brown, CFO**
  - Financial/ops management experience with BidRx, Metrix and Patient Infosystems
  - Venture capital experience with Pappajohn Capital Resources and Residex Ventures
  - Raised over $100M in private & public equity for technology companies

Key Facts

Symbol	BFNH
Corporate Headquarters	Ames, IA
Stock Price (4/30/07) || 52-Week Range	$1.28 || $1.02 - $5.00
Shares Outstanding (4/30/07)	24,099,950
Market Capitalization (4/30/07)	$30,800,000
Volume	15,000
Insider Ownership	19%
Institutional Ownership	27%
Full-time Employees at 4/30/07	24

Key Facts

(as of 4/30/07)

Equity (100,000,000 authorized shares)

Common Stock	**24,099,950**		**24,099,950**
Options		$0.40 - $0.99	16,035
Options		$1.00 - $1.99	1,529,633
Options		$2.00 - $2.99	1,217,832
Options		$3.00 - $3.99	20,000
Options		$4.00 - $4.99	100,000
Warrants		$1.00 - $3.90	1,344,428
Total	**24,099,950**		**28,327,878**

Use Of Proceeds

$3M - $5M Financing

Sales and Marketing	1.5M – 2.5M
Nano eNabler 4.5 - 4.9 Dev.	0.5M – 1.0M
Applications Research	0.5M – 1.0M
Working Capital	0.5M – 0.5M

BioForce Nanosciences...

- Is generating revenue
- Has a powerful new technology in the market
- Leads to point of care personalized medicine
- Has a rich product pipeline
- Has an experienced, interactive managerial team
- Is positioned to become a leader in bionanotechnology

Thank You!



Image from Pioneer 10 mission to outer space recreated with biomolecular material using the Nano eNabler™ system and bound by living cells (bright features). Courtesy of Dr. Jan Hoh, Johns Hopkins Medical School.